Exhibit 99.B(d)(57)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

ING Investment Management Co.
(as assignee of ING Ghent Asset Management LLC)

As of November 13, 2003, as amended September 30, 2005

SEI INSTITUTIONAL INVESTMENTS TRUST

High Yield Bond Fund

Core Fixed Income Fund

SEI Investments Management Corporation

ING Investment Management Co.

By:	By:

/s/ Sophia A. Rosala	/s/ James R. Salonia

Name:	Name:

Sophia A. Rosala	James R. Salonia

Title:	Title:

Vice President and Assistant Secretary	Senior Vice President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

ING Investment Management Co.
(as assignee of ING Ghent Asset Management LLC)

As of November 13, 2003, as amended September     , 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

High Yield Bond Fund
Core Fixed Income Fund

Agreed and Accepted:

SEI Investments Management Corporation	ING Investment Management Co.

By:	By:

/s/ Sophia A. Rosala	/s/ James R. Salonia

Name	Name:

Sophia A. Rosala	James R. Salonia

Title:	Title:

Vice President and Assistant Secretary	Senior Vice President